SUBORDINATION AGREEMENT

         This SUBORDINATION AGREEMENT (this "Agreement") dated as of October 3, 2003 is made and entered into by and among Congress Financial Corporation (Southern), a Georgia corporation ("Senior Agent"), as collateral agent for the Subsidiary Lenders (defined below) and the Parent Lenders (defined below), James
F. Soffe, John D. Soffe and Anthony M. Cimaglia, each individual residents of the State of North Carolina (each collectively or individually hereinafter referred to as a "Junior Creditor" or "Junior Creditors"), MJS Acquisition Company, a North Carolina corporation ("Borrower") and Delta Apparel, Inc., a Georgia corporation ("Parent").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Parent, Borrower, M.J. Soffe Co., a North Carolina corporation, and Junior Creditors are among the parties to that certain Amended and Restated Stock Purchase Agreement, dated as of October 3, 2003 (the "Stock Purchase Agreement"), pursuant to which (a) Borrower delivered, as partial consideration for the purchase of the stock of M.J. Soffe Co., a subordinated promissory note (the "Junior Note"), dated as of the date hereof, payable to the order of Junior Creditors in the original principal amount of $8,000,000 and (b) Parent delivered a guaranty in favor of Junior Creditors guaranteeing the obligations of Borrower under the Stock Purchase Agreement, the Junior Note and Borrower's closing certificate under the Stock Purchase Agreement (the "Junior Guaranty") (all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower, Parent or any of their respective affiliates or subsidiaries to Junior Creditors, or any of them, under the Stock Purchase Agreement (including the closing certificate and all other certificates delivered in connection therewith), the Junior Note or the Junior Guaranty, whether now existing or hereafter arising, including principal, interest, earn out amounts, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any Insolvency Proceeding) are hereinafter collectively referred to as the "Junior Creditor Debt"; provided, however, "Junior Creditor Debt" shall not include (x) any obligations of Borrower to any Junior Creditor arising pursuant to those certain Employment Agreements listed on Schedule A hereto, and (y) that certain DC Lease, as defined in the Stock Purchase Agreement);

         WHEREAS, pursuant to a certain (a) Loan and Security Agreement (as supplemented, amended or modified from time to time, the "Subsidiary Loan Agreement") of even date among Borrower, Senior Agent and the parties thereto from time to time as lenders (the "Subsidiary Lenders"), (b) Amended and Restated Loan and Security Agreement (as supplemented, amended or modified from time to time, the "Parent Loan Agreement") of even date among Parent, Senior

Agent and the parties thereto from time to time as lenders (the "Parent Lenders" and collectively or individually with Subsidiary Lenders and Senior Agent, "Senior Creditors"), (c) Guarantee of even date herewith by Borrower and its subsidiary in favor of Senior Agent (as supplemented, amended or modified from time to time, the "Subsidiary Guarantee") and (d) Guarantee of even date herewith by Parent in favor of Senior Agent (as supplemented, amended or modified from time to time, the "Parent Guarantee")( the Subsidiary Loan Agreement, the Parent Loan Agreement, the Subsidiary Guarantee and the Parent Guarantee and all other agreements and documents related thereto (including the Financing Agreements (as defined in the Parent Loan Agreement and the Subsidiary Loan Agreement, respectively)) may be collectively or individually hereinafter referred to as the "Senior Creditor Agreements"), Borrower and Parent are each indebted to, and have guaranteed indebtedness in favor of, Senior Creditors (all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower, Parent or any of their respective affiliates or subsidiaries to Senior Creditors, or any of them, and/or any affiliates of Senior Creditors, under any of the Senior Creditor Agreements, whether now existing or hereafter arising, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any Insolvency Proceeding) are hereinafter collectively referred to as the "Senior Debt"; provided that "Senior Debt" shall be, for the purposes of this Agreement and the subordination of the Junior Debt, subject to the limitation set forth in Section 12 of this Agreement);

         WHEREAS, as security for the payment and performance of all liabilities and obligations due under the Senior Debt, each of Borrower and Parent, pursuant to certain Senior Creditor Agreements, has granted to Senior Agent a first priority lien (the "Senior Lien") on and unconditional security interest in and to all of its assets (the "Collateral");

         WHEREAS, as an inducement and a condition precedent to, and part of the consideration for, Senior Creditors' extension of credit to Borrower and Parent, the initial proceeds of which shall be used, in part, to consummate the transactions under the Stock Purchase Agreement and thereby directly benefit the Junior Creditors, each Junior Creditor has agreed, among other things, subject to the terms and provisions of this Agreement, (i) to subordinate the Junior Creditor Debt to the Senior Debt, (ii) to subordinate any lien which such Junior Creditor has or may have in the future on the assets or property of Borrower, Parent or any affiliate or subsidiary of Borrower or Parent ("Junior Creditor Lien") to the Senior Lien and (iii) except as otherwise provided herein, to forebear from foreclosing upon any part of the Collateral or any other security with respect to the Junior Creditor Debt, if any, or otherwise exercising such Junior Creditor's remedy or taking any action against Borrower or Parent upon any of its obligations to such Junior Creditor.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, it is hereby agreed that each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Subsidiary Loan Agreement, and as follows:

     1. Priority of Liens. Notwithstanding anything to the contrary including, without limitation, the date, time, manner or order of perfection or attachment of the security interests and liens on the Collateral granted by Borrower or Parent to any Senior Creditor or any Junior Creditor, and notwithstanding the usual application of the priority provisions of the Uniform Commercial Code as in effect in any jurisdiction or any other applicable law or judicial decision of any jurisdiction, or whether a Junior Creditor holds possession of all or any part of the Collateral, or if any Senior Creditor or any Junior Creditor is perfected without filing or possession in any part of the Collateral, the Senior Liens, or any of them, shall have priority over the Junior Creditor Liens, or any of them, and such Junior Creditor Liens are and shall be, in all respects, subject and subordinate to the Senior Liens therein to the full extent of the Senior Debt, and to the extent that the Senior Liens are perfected under applicable law. The lien priorities provided in this Section 1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Debt or the Junior Creditor Debt, nor by any action or inaction which any Senior Creditor or any Junior Creditor may take or fail to take in respect of any of the Collateral.

     2. Subordination of the Junior Creditor Debt.

     (a) As of the date hereof and until the Termination Date (as defined below), each Junior Creditor subordinates any and all claims now or hereafter owing to it by Borrower or Parent under the Junior Creditor Debt to any and all claims of Senior Creditors under the Senior Debt (including, without limitation, interest or other payments on the Senior Debt paid or accrued after the commencement of an Insolvency Proceeding) and payment of or for adequate protection pursuant to any Insolvency Proceeding, and, except as set forth in paragraph (b) below, agrees that prior to the Termination Date no payment may be made on the Junior Creditor Debt, whether of principal or interest or other indebtedness. "Insolvency Proceeding" shall mean any action or proceeding by or against Borrower, Parent or any of their respective Affiliates seeking any reorganization, arrangement, composition, readjustment, liquidation or other similar relief under Chapter 11 of Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.) (the "Bankruptcy Code") or any present or future statute, law or regulation relative to Borrower, Parent or any of their respective Affiliates or their respective properties, or any proceedings for liquidation, dissolution or other winding up of Borrower, Parent or any of their respective Affiliates, or the appointment of any trustee, receiver or liquidator for Borrower, Parent or any of their respective Affiliates or any part of any of its properties, or any assignment for the benefit of creditors or any marshaling of assets of Borrower, Parent or any of their respective Affiliates.

     (b) Except as set forth below in this paragraph (b), each Junior Creditor agrees not to accept any payment of the Junior Creditor Debt nor make any transfer to third parties not party to this Agreement or take any other action designed to secure directly or indirectly from Borrower or Parent or any other Person any payment on account of the Junior Creditor Debt, without the express, prior written consent of Senior Agent, and, except for those payments permitted to be received by Junior Creditors as set forth below in this paragraph (b), each Junior Creditor agrees to pay over to Senior Agent any funds that may be received by such Junior Creditor from Borrower or Parent as a payment on account of the Junior Creditor Debt at any time prior to the Termination Date. Each Junior Creditor further agrees not to sell, assign, transfer or endorse any Junior Creditor Debt or any Lien therefor to anyone except subject to the terms and conditions of this Agreement. Notwithstanding anything contained herein to the contrary, so long as: (A) after giving effect to each such payment, no event of default exists and is continuing under the Senior Creditor Agreements; and
(B) Borrower has delivered to Senior Agent a certificate of its chief financial officer evidencing, to the satisfaction of Senior Agent (which shall include with respect to any payment permitted by clauses (w) or (x) below, the Annual Financial Statements (as defined in the Subsidiary Loan Agreement) with respect to the prior fiscal year), that (i) Borrower had Excess Availability for each of the immediately preceding ninety (90) consecutive days prior to the date of such payment of not less than $4,000,000; (ii) after giving effect to any such payment, Borrower has (1) Excess Availability of not less than $4,000,000 and
(2) a Fixed Charge Coverage Ratio for the twelve-month period ending as of the last day of the immediately preceding fiscal month of not less than 1.5 to 1.0; and (iii) Borrower's Net Income for the twelve-month period ending as of the last day of the immediately preceding fiscal month shall not be less than $2,000,000, Borrower may pay and Junior Creditors may receive (w) annual payments with respect to EBITDA Earn Out Amounts required under and as defined in the Stock Purchase Agreement in an aggregate amount not to exceed $2,000,000 in any fiscal year, (x) annual payments with respect to Return Rate Earnout Amounts required under and as defined in the Stock Purchase Agreement in an aggregate amount not to exceed $2,000,000 in any fiscal year, (y) regularly scheduled quarterly payments of principal under the Junior Note in an amount not to exceed $400,000 per quarter together with scheduled quarterly payments of interest thereon at a per annum rate not exceeding 8%, and (z) payments of principal and/or interest due under the Junior Note in a previous quarter to the extent payment thereof was not made due to the failure to satisfy the requirements of this Section 2(b) at the time such payments were due.

     (c) Each Junior Creditor agrees that the priority of the Senior Debt set forth above shall continue during any Insolvency Proceeding by or against Borrower or Parent. In the event of any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of Borrower or Parent, or the proceeds thereof, or any securities of Borrower or Parent, to Junior Creditor, by reason of any liquidation, dissolution or other winding up of Borrower, Parent or their respective businesses or by reason of any sale or

Insolvency Proceeding, then any such payment or distribution of any kind or character, whether in cash, property or securities, which, but for the subordination provisions of this Section 2, would otherwise be payable or deliverable upon or in respect of the Junior Creditor Debt, shall instead be paid over or delivered directly to Senior Agent, for application to the payment of the Senior Debt, to the extent necessary to make payment of the Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution to any Senior Creditors, and Junior Creditors shall not receive any such payment or distribution or any benefit therefrom to such extent until after the date (the "Termination Date") of (i) the indefeasible payment in full in cash of all Senior Debt, and (ii) the termination of the Senior Creditor Agreements.

     (d) Senior Agent and the other Senior Creditors shall have the exclusive right to manage, perform and enforce the terms of the Senior Creditor Agreements with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral, and the exclusive right to control all aspects of liquidation of the Collateral and disposition of the proceeds thereof, including all proceedings pertaining thereto under any Insolvency Proceeding and the approval of any plan of reorganization of Borrower or Parent. Junior Creditors shall have no right to participate in any negotiations or proceedings involving any condemnation of the Collateral or any part thereof or involving any insurance that may be available for loss of or damage to the Collateral or any part thereof, and each Junior Creditor hereby appoints Senior Agent as its attorney-in-fact to settle or compromise any claim for proceeds of insurance or condemnation with respect to the Collateral. In connection with any enforcement of the Senior Lien against the Collateral, Senior Agent shall use its reasonable efforts to give notice to Junior Creditors prior to Senior Agent's foreclosure on or liquidation of the Collateral.

     3. Negative Covenants. For so long as this Agreement is in effect, and except as expressly permitted hereby, (a) Borrower and Parent shall not directly or indirectly, make any payment (other than a payment permitted by Section 2(b) hereof) on account of or grant a security interest in, mortgage, pledge, assign or transfer any properties to secure (other than the Junior Creditor Liens) or satisfy all or any part of the Junior Creditor Debt; (b) no Junior Creditor shall (i) demand, collect or accept from Borrower, Parent or any other Person any payment (other than a payment permitted by Section 2(b) hereof) or security (other than the Junior Creditor Liens) on account of the Junior Creditor Debt or any part thereof, or accelerate the maturity of the Junior Creditor Debt, (ii) take any action or exercise any remedy against Borrower or Parent to enforce the Junior Creditor Debt (other than actions necessary to preserve the Junior Creditor Debt in an Insolvency Proceeding and not inconsistent with the provisions of this Agreement), (iii) take any action or exercise any remedy against any guarantor of or pledgor securing the Senior Debt in order to collect any of the Junior Creditor Debt, or (iv) take any action or exercise any remedy against the Collateral as a result of any breach or default under the Junior Creditor Debt; (c) no Junior Creditor shall exchange or set off any part of the Junior Creditor Debt or otherwise exercise any set off rights against any assets of Borrower or Parent now or hereafter in its possession; (d) no Junior Creditor shall hereafter give any subordination in respect of the Junior Creditor Debt or transfer or assign any of the Junior Creditor Debt or any Lien therefor to any Person other than Senior Creditors unless the transferee or assignee thereof first agrees in writing with Senior Agent to be bound by the terms of this Agreement; (e) Borrower and Parent shall not hereafter issue any instrument, security or other writing evidencing any part of the Junior Creditor Debt (other than the Junior Note, the Stock Purchase Agreement and the Junior Guaranty and the documents securing such obligations as of the date hereof, provided true and correct copies of such documents have been delivered to Senior Agent), and Junior Creditors will not receive any such writing, except upon the prior written approval of Senior Agent; (f) Borrower, Parent and Junior Creditors shall not amend, alter or modify any provision of the agreements evidencing the Junior Creditor Debt, without the prior written consent of Senior Agent except as may be permitted in the Parent Loan Agreement or the Subsidiary Loan Agreement, as applicable; (g) no Junior Creditor shall commence or join with any other creditors of Borrower or Parent in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Borrower or Parent; and (h) neither Borrower nor Parent nor any Junior Creditor shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of the Senior Creditors over Junior Creditors that is created by this Agreement.

     4. Duration and Termination. This Agreement shall constitute a continuing agreement of subordination, and shall remain in full force and effect until the Termination Date. This Agreement shall be applicable both before and after the filing of any petition by or against Borrower or Parent under the United States Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Borrower or Parent shall be deemed to apply to a trustee for Borrower and Borrower as debtor-in-possession or Parent and Parent as debtor-in-possession, as applicable. The relative rights of the Senior Creditors and the Junior Creditors to repayment of the Senior Debt and the Junior Creditor Debt, respectively, and in or to any distributions from or in respect of Borrower, Parent or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Borrower as debtor-in-possession or Parent as debtor-in-possession.

     5. Warranties and Representations.

     (a) Each Junior Creditor hereby represents and warrants that: (i) it has not relied nor will it rely on any representation or information of any nature made by or received from any Senior Creditor relative to Borrower or Parent in deciding to execute this Agreement; (ii) such Junior Creditor has not heretofore assigned or transferred any of the Junior Creditor Debt, any interest therein or any Collateral or security pertaining thereto; (iii) such Junior Creditor has not heretofore given any subordination in respect to the Junior Creditor Debt;
(iv) it has the power and authority to enter into this Agreement, and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by such Junior Creditor; and (v) this Agreement has been validly executed and delivered, and constitutes the legal, valid and binding obligation of such Junior Creditor, enforceable against such Junior Creditor in accordance with its terms. Each Junior Creditor also represents and warrants to Senior Agent, on behalf of the Senior Creditors, that true and complete copies of the documents evidencing the Junior Creditor Debt have been or concurrently herewith are being furnished to Senior Agent, and that no part of the Junior Creditor Debt is evidenced by any other instrument, security or other writing which has not been or is not concurrently herewith being furnished to Senior Agent.

         (b) Senior Agent hereby warrants and represents that (i) it has the power and authority to enter into this Agreement, and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it; and (ii) this Agreement has been validly executed and delivered, and constitutes the legal, valid and binding obligation of Senior Agent, enforceable against it in accordance with its terms. Senior Agent also represents and warrants to the Junior Creditors that true and complete copies of Subsidiary Loan Agreement, the Parent Loan Agreement, the Subsidiary Guarantee and the Parent Guarantee as in effect as of the date hereof have been or concurrently herewith are being furnished to Junior Creditors.

     6. Junior  Creditors'  Waivers.  Each Junior Creditor  expressly waives all notices not specifically required pursuant to the terms of this Agreement whatsoever, and expressly consents to reliance by Senior Agent and Senior Creditors upon the subordination and other agreements as herein provided. Each Junior Creditor agrees that no Senior Creditor has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Creditor Agreements or the collectibility of the obligations thereunder, that Senior Agent and the other Senior Creditors shall be entitled to manage and supervise the Senior Debt in accordance with applicable law and its or their usual practices, modified from time to time as it or they deem appropriate under the circumstances, without regard to the existence of any rights that any Junior Creditor may now or hereafter have in or to any of the Collateral, and that no Senior Creditor shall have any liability to any Junior Creditor for, and each Junior Creditor waives any claim which such Junior Creditor may now or hereafter have against any Senior Creditor arising out of, and each Junior Creditor waives any objection to, (a) any and all actions which any Senior Creditor may take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the Collateral or the Lien therefor, actions with respect to the occurrence of an event of default under the Senior Creditor Agreements, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, the Collateral and actions with respect to the collection of any claim for all or any part of the obligations from any account debtor, guarantor or any other party) with respect to the Senior Debt, the Senior Creditor Agreements or to the collection of the Senior Debt or the valuation, use, protection or release of the Collateral and/or other security for the Senior Debt, (b) any motion for relief from the automatic stay brought by Senior Agent, (c) the procedures established for, or the terms of, any foreclosure on, or sale or other liquidation of the Collateral, (d) Senior Agent's election, on behalf of any Senior Creditors, in any proceeding instituted under the Bankruptcy Code, of the application of
Section 1111 (b)(2) of the Bankruptcy Code, and/or (e) the use of cash collateral, or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code, by Borrower as debtor-in-possession or Parent as debtor-in-possession. Additionally, each Junior Creditor acknowledges that any right it may have to receive adequate protection or an administrative claim priority in connection with debtor-in-possession financing, use of cash collateral or otherwise under the Bankruptcy Code is junior and subordinate to the rights of Senior Creditors to receive adequate protection and administrative claim priority.

     7. Turnover of Prohibited Transfers. If any payment, distribution or security, or the proceeds thereof, are received by any Junior Creditor on account of or with respect to any of the Junior Creditor Debt other than as expressly permitted in Section 2(b) hereof, such Junior Creditor shall forthwith deliver same to Senior Agent in the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Senior Agent) for application to the Senior Debt or, at Senior
Agent's option to the extent in the form of cash or cash equivalents, such Junior Creditor shall pay to Senior Agent the amount thereof on demand. Senior Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment, distribution or security shall be held by such Junior Creditor in trust for Senior Agent, and shall not be commingled with other funds or property of such Junior Creditor.

     8. Proceeds. The order of priority of liens set forth in Section 1 hereof shall apply to all proceeds of the Collateral, including, without limitation, any insurance proceeds payable in the event of loss of, or damage to, the Collateral.

     9. Waiver of Marshaling. Each Junior Creditor agrees that no Senior Creditor shall have any obligation to marshal any part of the Collateral or any other property, instruments, documents, agreements or guaranties before enforcing its rights against any other Collateral. Accordingly, the parties hereto agree that Senior Agent and Senior Creditors may liquidate the Collateral in any order in its or their sole discretion.

     10. Perfection and Release of Liens. Each Junior Creditor hereby agrees to execute and deliver such documents, instruments, lien releases, assignments and financing statements and do such acts as may be necessary in order for Senior Agent, on behalf of Senior Creditors, to establish and maintain a valid, prior and perfected security interest in the Collateral. In the event of any sale or other disposition of all or any part of the Collateral prior to payment in full of the Senior Debt, upon request by Senior Agent, each Junior Creditor shall execute releases, assignments, UCC terminations and other similar agreements that are requested by Senior Agent from time to time; provided, (a) Senior Agent also releases its Lien on such Collateral in connection with such sale or disposition, and (b) the Lien of the Junior Creditors shall continue in any proceeds of such Collateral subject to the provisions of this Agreement. Upon payment and satisfaction in full of the Junior Creditor Debt, each Junior Creditor shall cooperate fully in releasing the Liens therefor, if in existence at such time, promptly upon the request of Senior Agent. Senior Agent shall serve as bailee on behalf of Junior Creditors for purposes of perfection of the Junior Creditor Lien in the stock of Borrower pledged by Parent in favor of Junior Creditors. Senior Agent shall have no obligation to Junior Creditors in such capacity other than to hold the certificates evidencing such stock in accordance with its usual and customary procedures and subject to the Senior Lien. As of the Termination Date, Senior Agent shall continue to hold such stock as bailee and in trust for the Junior Creditors until Senior Agent delivers the share certificates representing the stock to Junior Creditors at the address for James F. Soffe set forth on the signature pages hereof. Parent and Junior Creditor agree that Senior Agent may deliver any stock pledged by Parent to any Junior Creditor after the Termination Date without further liability to Parent or Junior Creditor. Senior Agent agrees to deliver such stock to Junior Creditors at the above address promptly after the Termination Date, to the extent such stock has not been sold, disposed of or otherwise foreclosed upon by Senior Agent to repay the Senior Debt on or prior to the Termination Date.

     11. No Contest of Security Interest. No Junior Creditor shall contest the validity, perfection, priority or enforceability of the Lien of Senior Agent granted by Borrower or Parent, or any payment on the Senior Debt or the allowance of the Senior Debt as a senior secured claim, and each Junior Creditor agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests or such payment or allowance. No Senior Creditor shall contest the validity, perfection, or enforceability of the Junior Creditor Lien granted by Borrower or Parent, or any payment on the Junior Debt to the extent expressly permitted hereunder or the allowance of the Junior Debt as a subordinated secured claim. Each Junior Creditor agrees that, as between the Senior Creditors and the Junior Creditors, the terms of this Agreement shall govern even if part or all of the Senior Debt or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

     12. Subordination Not Affected, Etc. The Senior Creditors may, without notice to any Junior Creditor, extend or continue or increase the amount of credit and make other financial accommodations to or for the account of Borrower or Parent in reliance upon this Agreement; provided that the aggregate principal amount of Senior Debt to which the Junior Debt is subordinate shall not exceed $82,000,000 without the consent of Junior Creditors. Nothing in this Agreement shall be construed as affecting or in any way limiting the extension of any new or additional financial accommodation by any Senior Creditor to Borrower or Parent and the terms and conditions hereof shall apply to such new and additional financial accommodations. Notwithstanding the preceding sentence or anything contained in this Agreement to the contrary, none of the provisions of this Agreement shall be deemed or construed to constitute a commitment or an obligation on the part of any Senior Creditor to make any future loans, advances or other extensions of credit or financial accommodation to Borrower or Parent. Each Junior Creditor understands and agrees that all accrued interest, charges, expenses, attorneys' fees and other liabilities and obligations under the Senior Creditor Agreements shall constitute part of the Senior Debt, and nothing in this Agreement shall be construed as affecting or in any way limiting any indulgence granted by any Senior Creditors with respect to any existing financial accommodation to Borrower or Parent. The subordinations effected, and the rights created, hereby shall not be affected by (a) any amendment of or any addition of or supplement to the Senior Creditor Agreements or any other instrument, document or agreement relating to the Senior Debt, (b) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Senior Creditor Agreements or any other instrument, document or agreement relating thereto, (c) the release, sale, exchange or surrender, in whole or in part, of any part of the Collateral or any additional collateral to which any Senior Creditors may become entitled, (d) any release of any guarantor of or pledgor securing the Senior Debt or any security for such pledge or guaranty, or (e) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the Senior Debt or the Senior Creditor Agreements or any other instrument, document or agreement relating thereto or any security therefor or pledge or guaranty thereof, whether or not such Junior Creditor shall have had notice or knowledge of any of the foregoing and regardless of whether such Junior Creditor shall have consented or objected thereto. Any provision of any document, instrument or agreement evidencing, securing or otherwise relating to the Junior Creditor Debt purporting to limit or restrict in any way Borrower's or Parent's ability to enter into any agreement with Senior Agent or any other Senior Creditors to amend or modify any document, instrument or agreement evidencing, securing or otherwise relating to the Senior Debt shall be deemed of no force or effect.

     13. Legend. Junior Creditors will cause all agreements, notes, bonds, debentures or other instruments from time to time evidencing the Junior Creditor Debt or any part thereof to contain a specific statement thereon to the effect that the indebtedness evidenced thereby is subject to the provisions of this Agreement, and Borrower agrees to the foregoing.

     14. Voided Payments. To the extent that any Senior Creditor receives any payment on behalf of the Senior Debt which, within twelve (12) months of the date of such payment, is subsequently invalidated, declared to be fraudulent, avoidable or preferential, set aside or is required to be repaid to a trustee, receiver, the estate of Borrower or any other party under any bankruptcy act, state or Federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment that portion of the Senior Debt which had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made, and the obligations of

Junior Creditors under this Agreement shall continue to be effective, or be reinstated, as the case may be, all as though such Voided Payment had never been made.

     15. Immediate Effect. This Agreement shall be effective immediately upon its execution by each of the parties hereto, and there are no conditions precedent or subsequent to the effectiveness of this Agreement.

     16. Successors and Assigns. This Agreement is being entered into for the benefit of, and shall be binding upon, Senior Agent, each Junior Creditor, Borrower, Parent and their respective successors and assigns. The Parent Lenders and the Subsidiary Lenders are express third party beneficiaries of this Agreement. Each Senior Creditor may assign or participate out to any other Person any portion of its interest under the Senior Debt and no such assignee or participant shall be required to become a signatory hereto. Junior Creditors, Borrower and Parent shall cause any assignee or transferee of any Junior
Creditor to execute and deliver to the other parties hereto an agreement pursuant to which they will become parties hereto as fully as if they were signatories hereto and providing for the effectiveness of this Agreement as to such transferee or assignee and other parties. Additionally, each Junior Creditor agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who replaces or refinances all of the indebtedness under the Subsidiary Loan Agreement or guaranteed under the Subsidiary Guarantee, whether such replacement or refinancing occurs by transfer, "takeout" or any other means or vehicle.

     17. Notification of Defaults. Junior Creditor shall give written notice to Senior Agent of a default or an event of default by Borrower or Parent under the Junior Creditor Debt. Junior Creditor acknowledges that any default by Borrower under the Junior Creditor Debt is, automatically, an Event of Default under the Senior Debt.

     18. Notices. Any notices, consents, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given to any party or parties (a) upon delivery to the address of the party or parties set forth below if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch between the hours of 8:00 a.m. and 5:00 p.m. (Atlanta, Georgia time) on any Business Day if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the telecopy numbers set forth below:

If to Borrower:                             M. J. SOFFE CO.
                                            c/o Delta Apparel, Inc.
                                            2750 Premiere Parkway, Suite 100
                                            Duluth, Georgia 30097
                                            Attention:    Herb Mueller
                                            Telecopy No.: (678) 775-6998

With a copy to:                      WYCHE BURGESS FREEMAN & PARHAM, P.A.
                                     44 E. Camperdown Way
                                     Greenville, South Carolina 29601
                                     Attention: Eric Amstutz
                                     Telecopy No. 864-235-8900

If to any Junior Creditor, to its address set forth below its signature on the signature page hereto;

With a copy to:                      POYNER & SPRUILL LLP
                                     3600 Glenwood Avenue
                                     Raleigh, North Carolina  27612
                                     Attention:  James M. O'Brien. II, Esq.
                                     Telecopy No.: (919) 723-1075

If to Senior Agent:                  Congress Financial Corporation (Southern)
                                     200 Galleria Parkway, Suite 1500
                                     Atlanta, Georgia 30339
                                     Attention: Susan L. Miller
                                     Telecopy No. (770) 956-1861

With a copy to:                      Paul, Hastings, Janofsky & Walker LLP
                                     600 Peachtree Street, N.E., Suite 2400
                                     Atlanta, Georgia 30308
                                     Attention:  Cindy J. K. Davis, Esq.
                                     Telecopy No. (404) 815-2424

Any party hereto may designate any other address or telecopy number, as applicable, to which any notices or other communications shall be given by notice duly given hereunder; provided, however, that any such notice of other address or telecopy number shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

     19. Amendments; Modifications. This Agreement may not be modified, altered or amended except by an agreement in writing executed by all of the parties hereto.

     20. Cost and Expenses of Enforcement. Borrower agrees to pay all reasonable costs, legal expenses and attorneys' and paralegals' fees of every kind, actually paid or incurred by any Senior Creditor in enforcing its rights hereunder, including, but not limited to, litigation instituted in a State or

Federal Court, as hereinafter provided (including proceedings under the United States Bankruptcy Code) or in so enforcing this Agreement, or in defending against any defense, cause of action, counterclaim, setoff or cross claim based on any act of commission or omission by any Senior Creditor with respect to the Senior Debt or the Collateral promptly on demand of Senior Agent.

     21. JURISDICTION; SERVICE OF PROCESS. THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN FULTON COUNTY, GEORGIA (OR IN ANY UNITED STATES BANKRUPTCY COURT WHEREIN ANY CASE OF BORROWER OR PARENT UNDER THE BANKRUPTCY CODE IS THEN PENDING), AND HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING ITS SITUS IN SAID CITY AND STATE (OR OF SUCH BANKRUPTCY COURT). THE PARTIES HERETO HEREBY WAIVE ANY OBJECTION BASED ON FORUM NONCONVENIENS, AND HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL
PROCESS. THE PARTIES CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SENIOR AGENT, BORROWER, PARENT OR ANY JUNIOR CREDITOR AT THE RESPECTIVE ADDRESSES SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT, OR OTHERWISE.

     22. WAIVER OF DEFENSES; JURY TRIAL. EACH JUNIOR CREDITOR WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF, WHICH SUCH JUNIOR CREDITOR MAY NOW HAVE, OR HEREAFTER MAY HAVE, TO ANY ACTION BY SENIOR AGENT IN ENFORCING THE TERMS AND PROVISIONS OF THIS AGREEMENT AND RATIFIES AND CONFIRMS WHATEVER SENIOR AGENT MAY DO PURSUANT TO THE TERMS HEREOF AND AGREES THAT SENIOR AGENT SHALL NOT BE LIABLE FOR ANY ERRORS OF JUDGMENT OR MISTAKE OF FACT OR LAW EXCEPT FOR WILLFUL MISCONDUCT OF SENIOR AGENT OR BREACH OF THIS AGREEMENT BY SENIOR AGENT. TO THE EXTENT PERMITTED BY LAW, SENIOR AGENT AND EACH JUNIOR CREDITOR, AND EACH ONE OF THEM, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT EITHER ONE OF THEM OR ANY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT OR COURSE OF DEALING HEREUNDER, IN WHICH SENIOR AGENT AND SUCH JUNIOR CREDITOR ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE CONSENT OF SENIOR CREDITORS TO THE JUNIOR CREDITOR LIEN.

     23. Governing Law; Benefit of Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia. All of the understandings, agreements, covenants and representations contained herein are solely for the benefit of Senior Creditors and the Junior Creditors, and there are no other Persons who are intended to be benefited in any way whatsoever by this Agreement.

     24. Severability. In the event any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement

     26. Borrower's and Parent's Acknowledgment. Borrower and Parent each hereby consents to this Agreement, agrees to abide by the terms hereof, agrees to make no payments or distributions contrary to the terms and provisions hereof and to do every act and thing necessary to carry out such terms and provisions. Borrower and Parent each agrees that should it make any payment in contravention of any provision of this Agreement the maturity of said Senior Debt may be accelerated in accordance with the terms of the Senior Creditor Agreements.

     27. No Impairment. This Agreement defines the relative rights of the Junior Creditors as holders of the Junior Creditor Debt and the Senior Creditors as holders of the Senior Debt with respect to the Collateral. Nothing in this Agreement shall impair, as between Borrower or Parent and (a) the Junior Creditors as holders of the Junior Creditor Debt or (b) the Senior Creditors as holders of the Senior Debt, which in each case is absolute and unconditional, to pay principal and interest thereon and other amounts owed in respect thereof in accordance with their terms, subject to the provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JUNIOR CREDITORS:


                                            By: /s/ James F. Soffe
                                                ---------------------------
                                                James F. Soffe
                                                Address: 1414 Lakeview Drive
                                                Fayetteville, NC  28305

STATE OF ______________)
                       )
COUNTY OF _____________)

     The foregoing instrument was acknowledged before me the ___ day of October, 2003 by _____________________.

                                  --------------------------------
                                  Notary Public





















                                Signature Page 1

                                            By: /s/ John D. Soffe
                                                ----------------------------
                                                John D. Soffe
                                                Address: 309 Sylvan Road
                                                Fayetteville, NC  28308

STATE OF ______________)
                       )
COUNTY OF _____________)

     The foregoing instrument was acknowledged before me the ___ day of October, 2003 by _____________________.


                                       --------------------------------
                                       Notary Public
























                                Signature Page 2

                                      By:  /s/ Anthony M. Cimaglia
                                           ----------------------------------
                                           Anthony M. Cimaglia
                                           Address: 600 Forest Lake Road
                                           Fayetteville, NC 28305

STATE OF _____________)
                      )
COUNTY OF ____________)

     The foregoing instrument was acknowledged before me the ___ day of October, 2003 by _____________________.


                                  -----------------------------------
                                  Notary Public
























                                Signature Page 3

SENIOR AGENT:                       CONGRESS FINANCIAL CORPORATION
                                            (SOUTHERN)


                                    By:   /s/ Susan L. Miller
                                         ------------------------------------
                                    Its:     First Vice President
                                         ------------------------------------


BORROWER:                            MJS ACQUISITION COMPANY,
                                     a North Carolina corporation

                                     By:  /s/ Herbert M. Mueller
                                         ------------------------------------
                                     Its:    Vice President
                                         ------------------------------------

PARENT:                              DELTA APPAREL, INC., a Georgia corporation

                                     By:   /s/ Herbert M. Mueller
                                          -----------------------------------
                                     Its:  Vice President and CFO
                                          -----------------------------------


















                                Signature Page 4

                       Schedule A - Employment Agreements

1. Employment and Non-Solicitation Agreement dated as of October 3, 2003, by and between James F. Soffe, Parent and M. J. Soffe Co.

2. Employment and Non-Solicitation Agreement dated as of October 3, 2003, by and between John D. Soffe, Parent and M. J. Soffe Co.

3. Employment and Non-Solicitation Agreement dated as of October 3, 2003, by and between Anthony M. Cimaglia, Parent and M. J. Soffe Co.